Exhibit 24

AMERICAN ELECTRIC POWER COMPANY, INC.
POWER OF ATTORNEY

Each of the undersigned directors or officers of AMERICAN ELECTRIC POWER COMPANY, INC., a New York corporation, which is to file with the Securities and Exchange Commission, Washington, D.C. 20549, under the provisions of the Securities Act of 1933, as amended (the "Act"), one or more Registration Statements in connection with the Company’s Supplemental Retirement Savings Plan and the Incentive Compensation Deferral Plan for the up to $200,000,000 of deferred compensation obligations, does hereby appoint NICHOLAS K. AKINS, BRIAN X. TIERNEY, LONNI L. DIECK and RENEE V. HAWKINS his or her true and lawful attorneys, and each of them his or her true and lawful attorney, with power to act without the others, and with full power of substitution or resubstitution, to execute for him or her and in his or her name said Registration Statement(s) and any and all amendments thereto, whether said amendments add to, delete from or otherwise alter the Registration Statement(s) or the related Prospectus(es) included therein, or add or withdraw any exhibits or schedules to be filed therewith and any and all instruments necessary or incidental in connection therewith, hereby granting unto said attorneys and each of them full power and authority to do and perform in the name and on behalf of each of the undersigned, and in any and all capacities, every act and thing whatsoever required or necessary to be done in and about the premises, as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and approving the acts of said attorneys and each of them.

IN WITNESS WHEREOF, the undersigned have signed these presents this 24th day of October, 2017.

/s/ Nicholas K. Akins	/s/ Sandra Beach Lin
Nicholas K. Akins	Sandra Beach Lin

/s/ David J. Anderson	/s/ Richard C. Notebaert
David J. Anderson	Richard C. Notebaert

/s/ J. Barnie Beasley, Jr.	/s/ Lionel L. Nowell, III
J. Barnie Beasley, Jr.	Lionel L. Nowell, III

/s/ Ralph D. Crosby, Jr.	/s/ Stephen S. Rasmussen
Ralph D. Crosby, Jr.	Stephen S. Rasmussen

/s/ Linda A. Goodspeed	/s/ Oliver G. Richard, III
Linda A. Goodspeed	Oliver G. Richard, III

/s/ Thomas E. Hoaglin	/s/ Sara Martinez Tucker
Thomas E. Hoaglin	Sara Martinez Tucker

After full and thorough discussion, it was on motion duly made and seconded, all members present unanimously;

RESOLVED, that the proper officers of the Company be, and they hereby are, authorized to prepare and execute a Registration Statement on the appropriate form, and any and all amendments and post-effective amendments thereto that such officers may consider necessary or desirable, for the purpose of registering under the Act, $200,000,000 aggregate amount of unsecured deferred compensation obligations to be offered in connection with the Plans to be offered in connection with such Plans, and to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (“SEC”); and

RESOLVED that in connection with the filing with the SEC of the Registration Statement, there is to be filed with the SEC a Power of Attorney, dated October 24, 2017, executed by certain of the officers and the directors of this Company appointing Nicholas K. Akins, Brian X. Tierney, Lonni L. Dieck and Renee V. Hawkins, or any of them, as their true and lawful attorneys to act in connection with the filing of such Registration Statement (including any Registration Statement on Form S-8) and any and all amendments thereto, and that each and every one of said officers and directors be, and they hereby are, authorized to execute said Power of Attorney; and further

RESOLVED, that any and all action hereafter taken by any of said named attorneys under the Power of Attorney be, and the same hereby is, ratified and confirmed and that said attorneys shall have all the powers conferred upon them and each of them by the Power of Attorney; and further

RESOLVED, that the Registration Statement and any amendments thereto, hereafter executed by any of said attorneys under the Power of Attorney be, and the same hereby are, ratified and confirmed as legally binding upon this Company to the same extent as if the same were executed by each said officer and director of this Company personally and not by any of said attorneys.